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                                                                    EXHIBIT 10.5


                           Supplement #3 to SubLease


This Supplement #3 to SubLease (this "Supplement") is made and entered into as of February 18, 1998 by and between FTP Software, Inc. ("SubLandlord") and CMG Information Services, Inc. ("SubTenant"), and amends and supplements that certain SubLease dated September 26, 1996 as previously amended and supplemented by Supplement #1 to SubLease ("Supplement #1") dated January 23, 1997 and Supplement #2 to Sublease ("Supplement #2") dated October 9, 1997, between such parties (as so previously amended and supplemented, the "SubLease"). Capitalized terms used but not defined herein shall have the meanings specified in the SubLease.

1.  Amendments:  The following provisions of the SubLease are hereby amended as
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set forth below.

    a. PREMISES: The definition of Premises as used in the SubLease is hereby amended to include approximately 20,190 additional rentable square feet on the fifth floor of 100 Brickstone Square, Andover, Massachusetts as shown on Exhibit
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A hereto (the "Additional New Space").
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    b.  TERM COMMENCEMENT DATE:  The term "Term Commencement Date" as used in the SubLease shall mean, as to the Additional New Space only, the later of April 1, 1998 or the date the Landlord consents to this Supplement.

    c. SUBLEASE TERMINATION DATE: The term "SubLease Termination Date" as used in the SubLease shall mean, as to the Additional New Space only, the earliest to occur of the following: (i) July 31, 2002; (ii) the date of the termination of the SubLease by SubLandlord as the result of an Event of Default; (iii) the date of the termination of the SubLease under Article 16, Article 17 of the SubLease;
(iv) the date of the termination of the SubLease by SubTenant under Section 3.04 of the SubLease; or (v) the date of the termination of the Prime Lease.

    d. SUBLEASE TERM: The term "SubLease Term" as used in the SubLease shall mean, as to the Additional New Space only, the period beginning on the Term Commencement Date as defined above and ending on the SubLease Termination Date as defined above.

    e. FURNITURE: The term "Furniture" as used in the SubLease shall include the fixtures, furniture and equipment set forth in Exhibit B hereto (the
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"Additional New Space Furniture"). SubLandlord warrants and represents that it has good and marketable title to the Additional New Space Furniture. The Additional New Space Furniture is leased in "as is" condition and SubLandlord makes no representations or warranties, express or implied, with respect to the condition thereof. Without limiting the generality of the foregoing, it is agreed that the term "Furniture" as used in the last sentence of Section 9.08 of the SubLease shall include the Furniture listed on Exhibit D to the original SubLease, the Furniture listed on Exhibit B to Supplement #2 and the Additional New Space Furniture as listed on Exhibit B hereto.
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    f.  SUBTENANT'S PROPORTIONATE SHARE:  As used in the SubLease, the term
"SubTenant's Proportionate Share" with respect to the Additional New Space, as such term relates to the fifth floor of the Building, shall be 30.46% effective as of the Term Commencement Date. SubTenant acknowledges that, as used in the SubLease, the term "SubTenant's Proportionate Share" with respect to the Premises subleased by SubTenant pursuant to the original SubLease and Supplements #1 and #2, as such term relates to the first floor of the Building, is 100%.

2.  Rent Commencement Date.  The term "Rent Commencement Date" as used in this
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Supplement means April 1, 1998.

3.  Rent.  The rent for the Additional New Space, which shall be paid in
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accordance with terms of the SubLease, shall be as follows:

    April 1, 1998 through June 30, 1998      $15,482.50 per month
    July 1, 1998 through March 31, 2000      $27,761.25 per month
    April 1, 2000 through July 31, 2002      $29,107.25 per month
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Effective as of the Rent Commencement Date, the term Rent as used in the
SubLease shall mean and include all rent payable under this Supplement #3 as well as all rent payable under Supplement #2 and Supplement #1.

4.  Security Deposit.  The security deposit for the Additional New Space shall
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be $55,522.50, payable upon execution by SubTenant of this Supplement.  The term
"security deposit" as used in the SubLease shall include the security deposit payable under this Section 4.

5.  Parking.  In addition to the parking spaces provided for in the SubLease,
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SubTenant shall have the use of parking spots B-48 through B-55 and A-6 through
A-12 as shown on Exhibit C hereto.  All parking spaces that SubTenant has the
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right to use pursuant to the Sublease or this Supplement shall be subject to the provisions of Section 15.2 of the Prime Lease.

6.  Condition.  The Additional New Space is to be leased in "as is" condition
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except as improved by SubLandlord as set forth in Exhibit D hereto.  SubLandlord
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makes no representations or warranties, express or implied, with respect to the condition of the Additional New Space. Except to construct the improvements set forth in Exhibit D, SubLandlord shall have no obligation whatsoever to make or
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pay the cost of any alterations, improvements or repairs to the Additional New
Space, including without limitation, any improvement or repair required to comply with any Legal Requirements (including the Americans with Disabilities
Act of 1990).

7.  Assignment and Subletting.  SubTenant shall not, voluntarily or
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involuntarily or by operation of law, sell, convey, mortgage, subject to a security interest, license, assign, sublet or otherwise transfer or encumber the whole or any part of the Additional New Space or allow anyone other than SubTenant's employees to occupy the Additional New Space without SubLandlord's and Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld in the case of a subletting by SubLandlord of the whole of the Additional New Space (subject, in the case of the Landlord, to the Landlord's written agreement to the provisions of this clause). SubTenant acknowledges that the provisions of the second, third, fourth, fifth and sixth sentences of Section 23.01 of the SubLease shall apply to any proposed transfer or encumbrance of the Additional New Space by SubTenant.

8.  Early Termination.  SubLandlord agrees that if it terminates the SubLease
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pursuant to Section 3.04 thereof, such termination shall not operate to terminate this Supplement except as otherwise agreed to in writing by SubLandlord and SubTenant and shall only operate to terminate the SubLease with respect to the Premises located on the first floor of the Building and subleased by SubTenant pursuant to the original SubLease and Supplements #1 and #2. If SubLandlord terminates the SubLease and SubLandlord and SubTenant do not agree in writing that such termination shall operate to terminate this Supplement as well, then this Supplement shall continue in full force and effect subject to all of the terms and conditions of the SubLease except that SubTenant shall only occupy the Additional New Space. Notwithstanding any such termination, and except to the extent that the same are expressly superceded by the terms of this Supplement, the terms of the SubLease shall be deemed to be incorporated by reference into and to be a part of this Supplement from and after the date of such termination.

9.  Right of First Refusal.  Subject to the terms of the Prime Lease,
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SubLandlord hereby grants to SubTenant, effective as of July 1, 1998, a right of first refusal to lease any portion of the fifth floor of the Building that SubLandlord has the right to occupy pursuant to the Prime Lease (the "Option
Space").   If SubLandlord desires to lease any portion of the Option Space on or after July 1, 1998, SubLandlord shall first give SubTenant prior written notice of such intention (the "Offer Notice"). The Offer Notice shall list the portion of the Option Space being offered for rent and the rental price. For a period of thirty (30) days following the date of the Offer Notice, SubTenant shall have the option to lease said portion at the price and on the terms stated in the Offer Notice. SubTenant may exercise its option by written notice to SubLandlord given at any time within thirty (30) days following the date of the Offer Notice, with occupancy commencing within sixty (60) days of the date of the Offer Notice. If SubTenant does not timely exercise this option or fails to timely occupy such portion after timely exercise of this option, SubLandlord may lease all or any portion of the Option Space to any other party, upon any terms it desires, and SubTenant shall be deemed to have waived its right of first refusal with respect to both such portion of the Option Space and the remainder of the Option Space, in each case for the remainder of the SubLease Term. Any sublease pursuant to this Section 9 is subject to obtaining Landlord's prior written consent to the same. SubTenant acknowledges that it does not have any right of first refusal as a result of any lease or sublease of any portion of the fifth floor of the Building entered into by Landlord or SubLandlord before July 1, 1998.
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10.  Brokerage Commission.  SubLandlord agrees to pay a commission in connection
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with this Supplement to CRF Partners, Inc., who shall make a distribution to
Lynch, Murphy, Walsh & Partners, Inc. SubTenant shall defend, indemnify and hold harmless SubLandlord and Landlord from any claim for a commission by Lynch, Murphy, Walsh & Partners, Inc. or any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman or finder.

11.  Status of SubLease.   From and after the date hereof, the term "SubLease"
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as used in the SubLease shall mean the SubLease as supplemented and amended hereby. Except as expressly amended hereby, the terms of the SubLease as heretofore amended shall continue in full force and effect.

EXECUTED as a sealed instrument effective as of the date first above written.


SUBLANDLORD:                         SUBTENANT:
FTP SOFTWARE, INC.                   CMG INFORMATION SERVICES, INC.

By:    /s/ John F. Geraghty          By:    /s/ Andrew J. Hajducky
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It's Duly Authorized Officer         Its Duly Authorized Officer

Name:  John F. Geraghty               Name: Andrew J. Hajducky III
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Title: Vice President of Finance     Title: Chief Financial Officer
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